                                                                     Exhibit 1.1

                                                                  EXECUTION COPY

                      AMERICAN ELECTRIC POWER COMPANY, INC.

                             Underwriting Agreement

                             6,000,000 Equity Units*

                               Dated June 5, 2002

         AGREEMENT made between AMERICAN ELECTRIC POWER COMPANY, INC., a corporation organized and existing under the laws of the State of New York (the "Company"), and the several persons, firms and corporations (the "Underwriters") named in Exhibit 1 hereto.

                                   WITNESSETH:

         WHEREAS, the Company proposes to sell to the Underwriters 6,000,000 of its 9.25% Equity Units. The Equity Units will initially consist of 6,000,000 units (the "Underwritten Securities") with a stated amount, per Equity Unit, of $50 (the "Stated Amount"). Each Equity Unit will initially consist of (a) a forward stock purchase contract (a "Forward Purchase Contract") under which (i) the holder will agree to purchase from the Company on August 16, 2005 (the "Forward Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, shares of common stock, $6.50 par value, of the Company ("Common Stock"), equal to the Settlement Rate (as defined in the Forward Purchase Contract Agreement referred to below) and (ii) the Company will agree to pay to the holder contract adjustment payments set forth in the Forward Purchase Contract Agreement and (b) $50 principal amount of the Company's 5.75% senior notes due August 16, 2007 (the "Notes") issued pursuant to the Indenture (as defined below); and

         WHEREAS, the Company also proposes to grant to the Underwriters an option to purchase up to an additional 900,000 of its Equity Units to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). The Notes that will initially constitute a component of the Equity Units are hereinafter sometimes referred to as the "Underlying Notes". In accordance with the terms of the Forward Purchase Contract Agreement, to be dated as of June 11, 2002 (the "Forward Purchase Contract Agreement"), between the Company and The Bank of New York, as forward purchase contract agent (the "Forward Purchase Contract Agent"), the Underlying Notes will be pledged by the Forward Purchase Contract Agent, on behalf of the holders of the Equity Units, to The Bank of New York, as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement, to be dated as of June 11, 2002 (the "Pledge Agreement"), among the Company, the Forward Purchase Contract Agent and the Collateral Agent, to secure the holders' obligations to

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* Plus an option to purchase from American Electric Power Company, Inc. up to 900,000 additional Equity Units to cover over-allotments.

purchase Common Stock under the Forward Purchase Contracts. The shares of Common Stock issuable pursuant to the Forward Purchase Contracts are hereinafter called the "Shares;" and

         WHEREAS, the Notes are to be issued pursuant to an indenture dated as of May 1, 2001 (the "Base Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), as amended and supplemented by a supplemental indenture relating to the Notes constituting a part of the Securities (the "Supplemental Indenture") between the Company and the Trustee (the "Base Indenture", as supplemented and amended by the Supplemental Indenture, being referred to as the "Indenture"). The Securities and the Indenture are more fully described in the Prospectus referred to below; and

         WHEREAS, pursuant to a Remarketing Agreement (the "Remarketing Agreement") to be dated as of June 11, 2002, among the Company, the Forward Purchase Contract Agent and Salomon Smith Barney Inc., as remarketing agent (the "Remarketing Agent"), the Notes may be remarketed, subject to certain terms and conditions; and

         WHEREAS, as used in this Agreement, the term "Operative Documents" means the Forward Purchase Contract Agreement (including the Forward Purchase Contracts), the Pledge Agreement, the Remarketing Agreement, the Notes, the Indenture and the Equity Units; and

         WHEREAS, the Underwriters have designated the persons signing this Agreement (collectively, the "Representatives") to execute this Agreement on behalf of the respective Underwriters and to act for the respective Underwriters in the manner provided in this Agreement; and

         WHEREAS, the Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933 (the "Act"), with the Securities and Exchange Commission (the "Commission"), a registration statement (File No. 333-86050) and a prospectus relating to $3,000,000,000 principal amount of its securities, including the Equity Units, and such registration statement has become effective; and

         WHEREAS, such registration statement, including the financial statements, the documents incorporated or deemed incorporated therein by reference, the exhibits thereto, being herein called the Registration Statement, and the prospectus, including the documents incorporated or deemed incorporated therein by reference, constituting a part of such Registration Statement, as it may be last amended or supplemented prior to the effectiveness of this Agreement, being herein called the Basic Prospectus, and the Basic Prospectus, as supplemented by a preliminary prospectus supplement (the "Preliminary Prospectus Supplement") and a final prospectus supplement (the "Prospectus Supplement") to include information relating to the Securities, including the names of the Underwriters, the price and terms of the offering, the interest rate, maturity date, the contract adjustment payments and certain other information relating to the Securities, which will be filed with the Commission pursuant to Rule 424(b) of the Commission's General Rules and Regulations under the Act (the "Rules"), including all documents then incorporated or deemed to have been incorporated therein by reference, being herein called the "Prospectus."

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties as follows:

                  1. Purchase and Sale: (a) Upon the basis of the warranties and representations and on the terms and subject to the conditions herein set forth, the Company agrees to sell to the respective Underwriters named in Exhibit 1 hereto, severally and not jointly, and the respective Underwriters, severally and not jointly, agree to purchase from the Company, the respective number of Underwritten Securities set opposite their names in Exhibit 1 hereto, together aggregating all of the Underwritten Securities, at a purchase price equal to $48.50 per Security.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, not more than 900,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised one time, in whole or in part, provided that the settlement of the Option Securities shall be no later than the 13th day after the date of issuance of the Underwritten Securities. Said option shall be exercised upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                  2. Payment and Delivery: Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 1(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m., New York City time, on June 11, 2002, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  If the option provided for in Section 1(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 3 hereof. Any settlement date for the Option Securities after the Closing Date shall be such date as the Company and the Representatives may agree, but in no event shall such date be sooner than the third Business Day following the exercise of the option provided for in Section 1(b) hereof.

                  Certificates for the Securities shall be registered in such names as the Underwriters may request in writing at least two full Business Days before the Closing Date. The certificates for Securities will be made available in New York City for examination by the Underwriters no later than 10:00 a.m., New York City time on the Business Day prior to the Closing Date.

                  3. Conditions of Underwriters' Obligations: The several obligations of the Underwriters hereunder to purchase Underwritten Securities and the Option Securities, as the case may be, are subject to the accuracy of the warranties and representations on the part of the Company on the date hereof and at the Closing Date, and if applicable, the settlement date pursuant to Section 2 hereof, and to the following other conditions:

                  (a) That all legal proceedings to be taken and all legal opinions to be rendered in connection with the sale of the Securities shall be satisfactory in form and substance to Dewey Ballantine LLP, counsel to the Underwriters and the Company shall have furnished such counsel all documents and information that it may reasonably request to enable it to pass upon such matters.

                  (b) That, at the Closing Date, the Representatives shall be furnished with the following opinions, dated the day of the Closing Date, with conformed copies or signed counterparts thereof for the other Underwriters, with such changes therein as may be agreed upon by the Company and the Representatives with the approval of Dewey Ballantine LLP, counsel to the Underwriters:

                      (i) Opinion of Simpson Thacher & Bartlett, substantially in the form attached hereto as Exhibit A-1, and either of Thomas G. Berkemeyer, Esq. or William E. Johnson, Esq., counsel to the Company, substantially in the form attached hereto as Exhibit A-2;

                      (ii) Opinion of Dewey Ballantine LLP, counsel to the Underwriters, substantially in the form attached hereto as Exhibit B;

                      (iii) Opinion of Pillsbury Winthrop LLP, counsel to the
                            Trustee, the Forward Purchase Contract Agent and the Collateral Agent, Securities Intermediary and Custodial Agent, substantially in the form attached hereto as Exhibit C;

                  (c) That the Representatives shall have received letters from:

                      (i) Arthur Andersen LLP in form and substance satisfactory to the Representatives, dated as of May 24, 2002, (i) confirming that they are independent certified public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder and (ii) stating that in their opinion the financial statements audited by them and incorporated by reference in the Registration Statement complied as to form in all material respects with the then applicable accounting requirements of the Commission, including the applicable published rules and regulations of the Commission; and

                      (ii) KPMG Audit plc in form and substance satisfactory to the Representatives, dated as of the Closing Date,
                            (i) confirming that they are independent certified public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder and (ii) stating that in their opinion the financial statements audited by them and incorporated by reference in the Registration Statement complied as to form in all material respects with the then applicable accounting requirements of the Commission, including the applicable published rules and regulations of the Commission; and

                      (iii) Deloitte & Touche LLP in form and substance
                            satisfactory to the Representatives, (A) dated as of the date of this Agreement and substantially in the form of Exhibit D hereto and (B) dated as of the Closing Date, reaffirming the statements made in the letter furnished pursuant to clause (A) above, except that the specified date referred to shall be a date not more than five business days prior to the Closing Date.

                  (d) That no amendment to the Registration Statement and that no prospectus or prospectus supplement of the Company (other than the prospectus or amendments, prospectuses or prospectus supplements relating solely to securities other than the Securities) relating to the Securities and no document which would be deemed incorporated in the Prospectus by reference filed subsequent to the date hereof and prior to the Closing Date shall contain material information substantially different from that contained in the Registration Statement which is unsatisfactory in substance to the Representatives or unsatisfactory in form to Dewey Ballantine LLP, counsel to the Underwriters.

                  (e) That, at the Closing Date, an appropriate order of the Commission under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act") necessary to permit the sale of the Securities to the Underwriters, shall be in effect; and that, prior to the Closing Date, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated.

          (f) That, at the Closing Date, there shall not have been any material adverse change in the business, properties or financial condition of the Company from that set forth in the Prospectus (other than changes referred to in or contemplated by the Prospectus), and that the Company shall, at the Closing Date, have delivered to the Representatives a certificate of an executive officer of the Company to the effect that, to the best of his knowledge, information and belief, there has been no such change.

          (g) That the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the Closing Date by the terms hereof.

          (h) Subsequent to the date of this Agreement, there shall not have been decreases in the ratings of the Company's senior unsecured debt securities by both Moody's Investors Services, Inc. ("Moody's") and Standard & Poor's Ratings Group ("S&P") as follows: (i) a decrease by Moody's to a rating of Baa3 or below and (ii) a decrease by S&P to a rating of BBB- or below.

          (i) That, at the Closing Date, the Securities shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (j) That, at the Closing Date, each of the executive officers and directors of the Company listed in Exhibit E shall have entered into an agreement substantially in the form attached hereto as Exhibit F.

          In case any of the conditions specified in this Section 3 shall not have been fulfilled, this Agreement may be terminated by the Underwriters at any time at or prior to the Closing Date upon written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 4(f), Section 4(g) and Section 4(h) hereof and except for any liability under Section 7 hereof.

          4. Certain Covenants of the Company: In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

          (a) As soon as practicable, and in any event within the time prescribed by Rule 424 under the Act, to file the Prospectus with the Commission; as soon as the Company is advised thereof, to advise the Representatives and confirm the advice in writing of any request made by the Commission for amendments to the Registration Statement or Prospectus or for additional information with respect thereto or of the entry of a stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceedings for that purpose and, if such a stop order should be entered by the Commission, to make every reasonable effort to obtain the prompt lifting or removal thereof.

          (b) To deliver to the Underwriters, without charge, as soon as practicable (and in any event within 24 hours after the date hereof), and from time to time thereafter during such period of time (not exceeding nine months) after the date hereof as they are required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto, other than supplements or amendments relating solely to securities other than the Securities) as the Representatives may reasonably request; and in case any Underwriter is required to deliver a prospectus after the expiration of nine months after the date hereof, to furnish to any Underwriter, upon request, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Act.

          (c) To furnish to the Representatives, upon request, a copy, certified by the Secretary or an Assistant Secretary of the Company, of the Registration Statement as initially filed with the Commission and of all amendments thereto (exclusive of exhibits), other than amendments relating solely to securities other than the Securities and, upon request, to furnish to the Representatives sufficient plain copies thereof (exclusive of exhibits) for distribution of one to the other Underwriters.

          (d) For such period of time after the date hereof as they are required by law to deliver a prospectus, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not contain any untrue statement of a material fact or not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, immediately to notify the Underwriters of such event and forthwith to prepare and furnish, at its own expense during the period ending nine months from the date of this Agreement, and thereafter at the Underwriters' expense, to the Underwriters and to dealers (whose names and addresses are furnished to the Company by the Representatives) to whom principal amounts of the Securities may have been sold by the Representatives for the accounts of the Underwriters and, upon request, to any other dealers making such request, copies of such amendments to the Prospectus or supplements to the Prospectus.

          (e) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statement of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (f) To use its best efforts to qualify the Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Representatives may designate within six months after the date hereof and itself to pay, or to reimburse the Underwriters and their counsel for, reasonable filing fees and expenses in connection therewith in an amount not exceeding $3,500 in the aggregate (including filing fees and expenses paid and incurred prior to the effective date hereof), provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

          (g) To pay all expenses, fees and taxes (other than transfer taxes on resales of the Securities by the respective Underwriters, but including all amounts relating to (i) the

     Company's costs and expenses for travel, lodging and incidental expenses relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities; (ii) the listing of the Securities on the New York Stock Exchange; (iii) the preparation of the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus Supplement (and any amendments or supplements thereto); (iv) the sale and delivery of the Securities; (v) the reasonable fees and disbursements of counsel and accountants for the Company, the Trustee and any paying agent, the Forward Purchase Contract Agent and the Collateral Agent, Securities Intermediary and Custodial Agent and the Remarketing Agent; and (vi) the printing and delivery of the Preliminary Prospectus Supplement and the Prospectus Supplement) in connection with the sale and delivery of the Securities, except that the Company shall be required to pay the fees and disbursements (other than disbursements referred to in paragraph (f) of this Section 4) of Dewey Ballantine LLP, counsel to the Underwriters, only in the events provided in paragraph (h) of this Section 4, the Underwriters hereby agreeing to pay such fees and disbursements in any other event.

          (h) If the Underwriters shall not take up and pay for the Securities due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, or, if this Agreement shall be terminated in accordance with the provisions of Section 9(b) or 13(ii) hereof, to pay the fees and disbursements of Dewey Ballantine LLP, counsel to the Underwriters, and, to reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding a total of $50,000, incurred in connection with the financing contemplated by this Agreement.

          (i) To use its best efforts to cause the Securities to be accepted for clearance and settlement through the facilities of The Depositary Trust Company.

          (j) The Company will timely file any certificate required by the 1935 Act in connection with the sale of the Securities.

          (k) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Rule 16a-1 under the 1934 Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock other than as provided in this Agreement; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, provided, however, that (i) the Company may issue and sell up to 18,400,000 shares of its Common Stock in the concurrent offering contemplated by the Prospectus and (ii) the Company may issue and sell Common Stock pursuant to the terms of any employee stock option plan, stock ownership plan, dividend reinvestment plan or any other similar plan of the Company in effect as of the date hereof and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding as of the date hereof.

          (l) To use its reasonable efforts to effect the listing of the Securities on the New York Stock Exchange.

          5. Representations and Warranties of by the Company: The Company represents and warrants to, and agrees with each Underwriter, as set forth below:

          (a) The Registration Statement on its effective date complied, or was deemed to comply, with the applicable provisions of the Act and the rules and regulations of the Commission and the Registration Statement at its effective date did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus on the date of this Agreement and the Prospectus when first filed in accordance with Rule 424(b) complies, and at the Closing Date the Prospectus will comply, with the applicable provisions of the Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission, the Basic Prospectus on the date of this Agreement and the Prospectus when first filed in accordance with Rule 424(b) under the Act do not, and the Prospectus at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to the Underwriters with respect to any statements or omissions made in the Registration Statement, the Basic Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representatives on behalf of, any Underwriter expressly for use in the Registration Statement, the Basic Prospectus or Prospectus, or to any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of 1939 of any indenture trustee under an indenture of the Company.

          (b) The documents incorporated by reference in the Registration Statement or Prospectus, when they were filed with the Commission, complied in all material respects with the applicable provisions of the 1934 Act and the rules and regulations of the Commission thereunder, and as of such time of filing, when read together with the Prospectus, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise referred to or contemplated therein, there has been no material adverse change in the business, properties or financial condition of the Company.

          (d) This Agreement has been duly authorized, executed and delivered by the Company.

          (e) As of the Closing Date, the Indenture will have been duly authorized by the Company and duly qualified under the Trust Indenture Act of 1939, as amended, and, when executed and delivered by the Trustee and the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and the Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, and except as the availability of the remedy of specific performance is subject to general principles of equity (regardless of whether such remedy is sought in a proceeding in equity or at law), and by an implied covenant of good faith and fair dealing.

          (f) Each of the Forward Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement has been duly authorized by the Company.

          (g) The Equity Units have been duly authorized by the Company. The Equity Units and the Shares have been duly registered under the Exchange Act; and the issuance of the Equity Units is not subject to preemptive or other similar rights.

          (h) The execution, delivery and performance of this Agreement, the Indenture and the other Operative Documents and the Securities and the consummation by the Company of the transactions contemplated herein and therein is not in violation of its charter or bylaws, will not result in the violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court having jurisdiction over the Company or its properties and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Company or materially adverse to the transactions contemplated by this Agreement or the other Operative Documents).

          (i) The Shares of Common Stock to be issued and sold by the Company upon settlement of the Forward Purchase Contracts have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Forward Purchase Contracts, will be duly and validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

          (j) No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale by the Company of the Securities or the transactions by the Company contemplated in this Agreement or in the other Operative Documents, except (A) such as may be required under the 1933 Act or the rules and regulations thereunder; (B) such as may be required under the 1935 Act; (C) the qualification of the Indenture under the 1939 Act; and
     (D) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or

     Blue Sky laws.

          (k) The Company and each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the
     Act) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

          (l) The consolidated financial statements of the Company and its consolidated subsidiaries together with the notes thereto, included or incorporated by reference in the Prospectus present fairly the financial position of the Company at the dates or for the periods indicated; said consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles applied, apart from reclassifications disclosed therein, on a consistent basis throughout the periods involved; and the selected consolidated financial information of the Company included in the Prospectus present fairly the information shown therein and have been compiled, apart from reclassifications disclosed therein, on a basis consistent with that of the audited financial statements of the Company included or incorporated by reference in the Prospectus.

          (m) There is no pending action, suit, investigation, litigation or proceeding, including, without limitation, any environmental action, affecting the Company or any of its "significant subsidiaries" before any court, governmental agency or arbitration that is reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of the Company, except as disclosed in the Prospectus.

     The Company's covenants, warranties and representations contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Securities hereunder.

          6.   Warranties of Underwriters:


          (a) Each Underwriter warrants and represents that the information furnished in writing to the Company through the Representatives for use in the Registration Statement, in the Basic Prospectus, in the Prospectus, or in the Prospectus as amended or supplemented is correct as to such Underwriter.

          (b) Each of the Underwriters represents and agrees that it has not and will not offer, sell or delivery any of the Securities directly or indirectly, or distribute the Prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and in a manner that will not impose any obligations on the Company except as set forth in this Agreement.

          The warranties and representations of such Underwriter contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or other person, and shall survive the delivery of and payment for the Securities hereunder.

          7.   Indemnification and Contribution:

          (a) To the extent permitted by law, the Company agrees to indemnify and hold you harmless and each person, if any, who controls you within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act or otherwise, and to reimburse you and such controlling person or persons, if any, for any legal or other expenses incurred by you or them in connection with defending any action, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any alleged untrue statement or untrue statement of a material fact contained in the Registration Statement, in the Basic Prospectus (if used prior to the effective date of this Agreement), or in the Prospectus, or if the Company shall furnish or cause to be furnished to you any amendments or any supplements to the Prospectus, in the Prospectus as so amended or supplemented except to the extent that such amendments or supplements relate solely to securities other than the Securities (provided that if such Prospectus or such Prospectus, as amended or supplemented, is used after the period of time referred to in Section 4(b) hereof, it shall contain such amendments or supplements as the Company deems necessary to comply with Section 10(a) of the Act), or arise out of or are based upon any alleged omission or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such alleged untrue statement or omission, or untrue statement or omission which was made in the Registration Statement, in the Basic Prospectus or in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by or through the Representatives expressly for use therein or with any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of any indenture trustee under an indenture of the Company, and except that this indemnity shall not inure to your benefit (or of any person controlling you) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Securities to any person if such loss arises from the fact that a copy of the Prospectus, as the same may then be supplemented or amended to the extent such Prospectus was provided to you by the Company (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by you to such person with or prior to the written confirmation of the sale involved and the alleged omission or alleged untrue statement or omission or untrue statement was corrected in the Prospectus as supplemented or amended at the time of such confirmation, and such Prospectus, as amended or supplemented, was timely delivered to you by the Company prior to the written confirmation of the sale involved. You agree promptly after the receipt by you of written notice of the commencement of any action in respect to which indemnity from the Company on account of its agreement contained in this Section 7(a) may be sought by you, or by any person controlling you, to notify the Company in writing of the commencement thereof, but your omission so to notify the Company of any such action shall not release the Company from any liability which it may have to you or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 7(a). In case any such action shall be brought against you or any such person controlling you and you shall notify the Company of the commencement thereof, as above provided, the Company shall be entitled to participate in, and, to the extent that it shall wish, including the selection of counsel (such counsel to be reasonably acceptable to the indemnified party), to direct the defense thereof at its own expense. In case the Company elects to direct such defense and select such counsel (hereinafter, Company's counsel), you or any controlling person shall have the right to employ your own counsel, but, in any such case, the fees and expenses of such counsel shall be at your expense unless (i) the Company has agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both you or any controlling person and the Company and you or any controlling person shall have been advised by your counsel that a conflict of interest between the Company and you or any controlling person may arise (and the Company's counsel shall have concurred in good faith with such advice) and for this reason it is not desirable for the Company's counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for you or any controlling person (plus any local counsel retained by you or any controlling person in their reasonable judgment), which firm (or firms) shall be designated in writing by you or any controlling person).

          (b) Each Underwriter agrees, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 7(a) hereof, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement, or in the Basic Prospectus, or in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use therein. The Company agrees promptly after the receipt by it of written notice of the commencement of any action in respect to which indemnity from you on account of your agreement contained in this Section 7(b) may be sought by the Company, or by any person controlling the Company, to notify you in writing of the commencement thereof, but the Company's omission so to notify you of any such action shall not release you from any liability which you may have to the Company or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 7(b).

          (c) If recovery is not available or insufficient under Section 7(a) or 7(b) hereof for any reason other than as specified therein, the indemnified party shall be entitled to contribution for any and all losses, claims, damages, liabilities and expenses for which such indemnification is so unavailable or insufficient under this Section 7(c). In determining the amount of contribution to which such indemnified party is entitled, there shall be considered the portion of the proceeds of the offering of the Securities realized, the relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) without reference to the considerations called for in the previous sentence. No Underwriter or any person controlling such Underwriter shall be obligated to contribute any amount or amounts hereunder which in the aggregate exceeds the total price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. An Underwriter's obligation to contribute under this Section 7 is in proportion to its purchase obligation and not joint with any other Underwriter.

          (d) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent
     (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

          (e) In no event shall any indemnifying party have any liability or responsibility in respect of the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its prior written consent.

          The agreements contained in Section 7 hereof shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Securities hereunder.

          8. Default of Underwriters: If any Underwriter under this Agreement shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder) to purchase and pay for the number of Securities which it has agreed to purchase and pay for hereunder, and the number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the number of the Securities, the other Underwriters shall be obligated severally in the proportions which the amounts of Securities set forth opposite their names in Exhibit 1 hereto bear to the number of Securities set forth opposite the names of all such non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the terms set forth herein; provided that in no event shall the number of Securities which any Underwriter has agreed to purchase pursuant to Section 1 hereof be increased pursuant to this Section 8 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. In the event of any such purchase,
     (a) the non-defaulting Underwriters or the Company shall have the right to fix as a postponed Closing Date a date not exceeding four full business days after the date specified in Section 2 and (b) the respective number of Securities to be purchased by the non-defaulting Underwriters shall be taken as the basis of their respective underwriting obligations for all purposes of this Agreement. If any Underwriter or Underwriters shall fail or refuse to purchase Securities and the number of Securities with respect to which such default occurs is more than one-tenth of the number of the Securities then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter; provided, however, that the non-defaulting Underwriters may agree, in their sole discretion, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the terms set forth herein. In the event of any such termination, the Company shall not be under any liability to any Underwriter (except to the extent, if any, provided in Section 4(h) hereof), nor shall any Underwriter (other than an Underwriter who shall have failed or refused to purchase the Securities without some reason sufficient to justify, in accordance with the terms hereof, its termination of its obligations hereunder) be under any liability to the Company or any other Underwriter.

          Nothing herein contained shall release any defaulting Underwriter from its liability to the Company or any non-defaulting Underwriter for damages occasioned by its default hereunder.

          9. Termination of Agreement by the Underwriters: This Agreement may be terminated at any time prior to the Closing Date by the Representatives if, after the execution and delivery of this Agreement and prior to the Closing Date, in the Representatives' reasonable judgment, the Underwriters' ability to market the Securities shall have been materially adversely affected because:

          (a) trading in securities on the New York Stock Exchange shall have been generally suspended by the Commission or by the New York Stock Exchange, or

          (b) trading in the securities of the Company shall have been suspended by the New York Stock Exchange, or

          (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other national or international calamity or crisis, or

          (d) a general banking moratorium shall have been declared by Federal or New York State authorities.

          If the Representatives elect to terminate this Agreement, as provided in this Section 9, the Representatives will promptly notify the Company by telephone or by telex or facsimile transmission, confirmed in writing. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Securities to the Underwriters as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement (except that the Company shall remain liable to the extent provided in Sections 4(g), 4(h) and 7 hereof) and the Underwriters shall be under no liability to the Company nor be under any liability under this Agreement to one another.

          10. Notices: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or by telex or facsimile transmission confirmed in writing to the following addresses: if to the Underwriters, to the Representatives at the following firms:

          Goldman, Sachs & Co.
          85 Broad Street
          New York, New York 10004
          Attention: Registration Department

          J.P. Morgan Securities Inc.
          277 Park Avenue
          New York, New York 10172
          Attention: Syndicate Desk

          Salomon Smith Barney Inc.
          388 Greenwich Avenue
          New York, New York 10013
          Attention: Syndicate Department

and, if to the Company, to American Electric Power Company, Inc., c/o American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215,
Attention: A. A. Pena, Treasurer, (fax 614/223-1687).

          11. Parties in Interest: The agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company (including the directors thereof and such of the officers thereof as shall have signed the Registration Statement), the controlling persons, if any, referred to in Section 7 hereof, and their respective successors, assigns, executors and administrators, and, except as expressly otherwise provided in Section 8 hereof, no other person shall acquire or have any right under or by the virtue of this Agreement.

          12. Definition of Certain Terms: If there be two or more persons, firms or corporations named in Exhibit 1 hereto, the term "Underwriters", as used herein, shall be deemed to mean the several persons, firms or corporations, so named (including the Representatives herein mentioned, if so named) and any party or parties substituted pursuant to Section 8 hereof, and the term "Representative", as used herein, shall be deemed to mean the representative or representatives designated by, or in the manner authorized by, the Underwriters. All obligations of the Underwriters hereunder are several and not joint. If there shall be only one person, firm or corporation named in Exhibit 1 hereto, the term "Underwriters" and the term "Representative", as used herein, shall mean such person, firm or corporation. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Securities from any of the respective Underwriters.

          13. Conditions of the Company's Obligations: The obligations of the Company hereunder are subject to (i) the Underwriters' performance of their obligations hereunder; and (ii) that at the Closing Date the Commission shall have issued an appropriate order under the Act and 1935 Act, and such orders shall remain in full force and effect, authorizing the transactions contemplated hereby. In case these conditions shall not have been fulfilled, this Agreement may be terminated by the Company upon notice thereof to the Underwriters. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 4(g), 4(h) and 7 hereof.

          14. Offering by Underwriters: It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          15. Applicable Law: This Agreement will be governed and construed in accordance with the laws of the State of New York.

          16. Execution of Counterparts: This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, on the date first above written.

                                    AMERICAN ELECTRIC POWER COMPANY, INC.


                                    By:   /s/ Geoffrey S. Chatas
                                       -----------------------------------------
                                        Name:  Geoffrey S. Chatas
                                        Title:  Assistant Treasurer

GOLDMAN, SACHS & CO.


By:   /s/ Goldman, Sachs & Co.
   ----------------------------------
   Name: Alan Levande



J.P. MORGAN SECURITIES INC.


By:   /s/ Michael Tiedemann
   ----------------------------------
   Name: Michael Tiedemann



SALOMON SMITH BARNEY INC.


By:   /s/ Henry A. Clark
   ----------------------------------
   Name: Henry A. Clark



as Representatives
and on behalf of the Underwriters
named in Exhibit 1 hereto

                                    EXHIBIT 1

Name of Underwriter                                               Number of Underwritten Securities
-------------------                                               ---------------------------------
                                                                           to be Purchased
                                                                           ---------------
Goldman, Sachs & Co.                                                          1,350,000
J.P. Morgan Securities Inc.                                                   1,350,000
Salomon Smith Barney Inc.                                                     1,350,000
Banc of America Securities LLC                                                  240,000
Credit Suisse First Boston Corporation                                          240,000
Lehman Brothers Inc.                                                            240,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                              240,000
UBS Warburg LLC                                                                 240,000
A.G. Edwards & Sons, Inc.                                                       125,000
Danske Securities (US), Inc.                                                    125,000
Edward D. Jones & Co., L.P.                                                     125,000
McDonald Investments Inc.                                                       125,000
TD Securities (USA) Inc.                                                        125,000
The Williams Capital Group, L.P.                                                125,000

    TOTAL .....................................................               6,000,000
                                                                              =========

                                                                     EXHIBIT A-1

                      OPINION OF SIMPSON THACHER & BARTLETT

           (a) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of New York and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

           (b) An appropriate order of the Commission legally required for the issuance and sale of the Securities by the Company under the Public Utility Holding Company Act of 1935 has been obtained; such order is sufficient for the issuance and sale of the Securities by the Company; and no other order, consent or other authorization or approval of any United States federal or New York State governmental body (other than in connection or in compliance with the previsions of the securities or "blue sky" laws of any jurisdiction, as to which we express no opinion) not already obtained is legally required for the issuance and sale of the Securities by the Company in accordance with the terms of the Underwriting Agreement, the performance by the Company of its obligations with respect to the Securities and under the Underwriting Agreement and the Indenture.

           (c) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

           (d) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

           (e) The Forward Purchase Contract Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company, and assuming that the Forward Purchase Contract Agreement is the valid and legally binding obligation of the Forward Purchase Contract Agent, the Forward Purchase Contract Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

           (f) The Pledge Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company, and assuming that the Pledge Agreement is the valid and legally binding obligation of each of the Collateral Agent and the Forward Purchase Contract Agent, the Pledge Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

           (g) The Remarketing Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company, and assuming that the Remarketing Agreement is the valid and legally binding obligation of the Remarketing Agent, constitutes a valid and binding obligation of the Company enforceable against the Company in

                                     A-1-1
        accordance with its terms.

           (h) The Notes have been duly authorized and executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

           (i) The shares of Common Stock to be issued and sold by the Company pursuant to the Forward Purchase Contract Agreement have been duly authorized and reserved for issuance upon settlement of the Forward Purchase Contracts and, when issued and delivered in accordance with the provisions of the Forward Purchase Contract Agreement, will be validly issued, fully paid and non-assessable. There are no preemptive rights under federal or New York law to subscribe for or to purchase such shares of Common Stock; there are no preemptive or other rights to subscribe for or to purchase such shares of Common Stock pursuant to the Restated Certificate of Incorporation or By-Laws of the Company.

           (j) The Equity Units have been duly authorized, and, upon payment and delivery in accordance with the Underwriting Agreement, the Equity Units will be validly issued, and, assuming that the Forward Purchase Contracts and the Forward Purchase Contract Agreement are the valid and legally binding obligations of the Forward Purchase Contract Agent and the Forward Purchase Contracts have been duly authenticated by the Forward Purchase Contract Agent, the Forward Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Forward Purchase Contract Agreement; there are no preemptive rights under federal or New York law or under the Delaware General Corporation Law to subscribe for or to purchase Equity Units; there are no preemptive or other rights to subscribe for or to purchase Equity Units pursuant to the Restated Certificate of Incorporation or By-Laws of the Company.

           (k) The issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement and the other Operative Documents will not violate any Federal or New York statute or any order known to us issued pursuant to any Federal or New York statute by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (except that various consents of, and filings with governmental authorities of, the State of New York may be required to be obtained or made, as the case may be, in connection or compliance with the provisions of the securities or "blue sky" laws of the State of New
        York).

           (l) The statements made in the Prospectus under the captions "Description of the Equity Units," "Description of the Senior Notes" and "Description of the Stock Purchase Contracts and the Stock Purchase Units," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

                                     A-1-2

           (m) Subject to the qualifications, exceptions, assumptions and limitations therein, the statements set forth in the Prospectus under the caption "United States Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax laws and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

           Our opinions set forth in paragraphs (d) - (h) above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. In addition, our opinion in paragraph (g) is further limited by considerations of public policy.

           Our opinion set forth in paragraph (m) above is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

           We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the Exchange Act Documents and take no responsibility therefor, except as and to the extent set forth in paragraphs (l) and (m) above. In the course of the preparation by the Company of the Registration Statement and the Prospectus (excluding the Exchange Act Documents), we participated in conferences with certain officers and employees of the Company, with your representatives, with Underwriters' counsel, Dewey Ballantine LLP, with representatives of Deloitte & Touche LLP and with other counsel to the Company. We did not prepare the Exchange Act Documents; however, we reviewed the Annual Report on Form 10-K for the Company for the fiscal year ended December 31, 2001 prior to its filing with the Commission. Based upon our examination of the Registration Statement, the Prospectus and the Exchange Act Documents, our investigations made in connection with the preparation of the Registration Statement and the Prospectus (excluding the Exchange Act Documents) and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of June 5, 2002, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder and that the Exchange Act Documents complied as to form when filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no opinion with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents, and (ii) we have no reason to believe that the Registration Statement, as of its effective date (including the Exchange Act Documents on file with the Commission on such effective date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (including the Exchange Act Documents) contained as of June 5, 2002 or contains any untrue statement of a material fact or omitted as June 5, 2002 or omits to state any material

                                     A-1-3
fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents.

                                     A-1-4

                                                                     EXHIBIT A-2

           OPINION OF THOMAS G. BERKEMEYER, ESQ.

           (a) The execution, delivery and performance by the Company of the Underwriting Agreement and the Indenture and the other Operative Documents and the consummation by the Company of the transactions contemplated therein and compliance by the Company with their obligations thereunder do not and will not result in any violation of the charter or bylaws of the Company, will not result in the violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court having jurisdiction over the Company or its properties or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Company or materially adverse to the transactions contemplated by the Underwriting Agreement or the other Operative Documents).

           (b) The Company has full power and authority to execute and deliver the Indenture and the Supplemental Indenture, and the Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company.

           (c) The Company has full power and authority to execute and deliver the Notes, and the Notes have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitute valid and legally binding obligations of the Company.

           (d) The Company has full power and authority to execute and deliver the Equity Units, and the Equity Units have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Forward Purchase Contract Agent, constitute valid and legally binding obligations of the Company.

           (e) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

           (f) An appropriate order of the Commission legally required for the issuance and sale of the Securities by the Company under the Public Utility Holding Company Act of 1935, as amended, has been obtained; such order is sufficient for the issuance and sale of the Securities by the Company; and the Commission has issued an appropriate order under the Securities Act of 1933, as amended, with respect to the sale of the Securities. No other approval or consent of any governmental body is required for the issuance and sale of the Securities to you or the performance by the Company of its obligations under the

                                     A-2-1

        Underwriting Agreement, the Indenture or the Supplemental Indenture. I have not considered whether any approval or consent is required under the blue sky laws of any jurisdiction.

                                     A-2-2

                                                                       EXHIBIT B

                         OPINION OF DEWEY BALLANTINE LLP

           (a) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of New York and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

           (b) An appropriate order of the Commission legally required for the issuance and sale of the Securities by the Company under the Public Utility Holding Company Act of 1935 has been obtained; such order is sufficient for the issuance and sale of the Securities by the Company; and no other order, consent or other authorization or approval of any United States federal or New York State governmental body (other than in connection or in compliance with the previsions of the securities or "blue sky" laws of any jurisdiction, as to which we express no opinion) not already obtained is legally required for the issuance and sale of the Securities by the Company in accordance with the terms of the Underwriting Agreement, the performance by the Company of its obligations with respect to the Securities and under the Underwriting Agreement and the Indenture.

           (c) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

           (d) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

           (e) The Forward Purchase Contract Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company, and assuming that the Forward Purchase Contract Agreement is the valid and legally binding obligation of the Forward Purchase Contract Agent, the Forward Purchase Contract Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

           (f) The Pledge Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company, and assuming that the Pledge Agreement is the valid and legally binding obligation of each of the Collateral Agent and the Forward Purchase Contract Agent, the Pledge Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

           (g) The Remarketing Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company, and assuming that the Remarketing Agreement is the valid and legally binding obligation of the Remarketing Agent, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

           (h) The Notes have been duly authorized and executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

           (i) The shares of Common Stock to be issued and sold by the Company pursuant to the Forward Purchase Contract Agreement have been duly authorized and reserved for issuance upon settlement of the Forward Purchase Contracts and, when issued and delivered in accordance with the provisions of the Forward Purchase Contract Agreement, will be validly issued, fully paid and non-assessable. There are no preemptive rights under federal or New York law to subscribe for or to purchase such shares of Common Stock; there are no preemptive or other rights to subscribe for or to purchase such shares of Common Stock pursuant to the Restated Certificate of Incorporation or By-Laws of the Company.

           (j) The Equity Units have been duly authorized, and, upon payment and delivery in accordance with the Underwriting Agreement, the Equity Units will be validly issued, and, assuming that the Forward Purchase Contracts and the Forward Purchase Contract Agreement are the valid and legally binding obligations of the Forward Purchase Contract Agent and the Forward Purchase Contracts have been duly authenticated by the Forward Purchase Contract Agent, the Forward Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Forward Purchase Contract Agreement; there are no preemptive rights under federal or New York law or under the Delaware General Corporation Law to subscribe for or to purchase Equity Units; there are no preemptive or other rights to subscribe for or to purchase Equity Units pursuant to the Restated Certificate of Incorporation or By-Laws of the Company.

           (k) The statements made in the Prospectus under the captions "Description of the Equity Units," "Description of the Senior Notes" and "Description of the Stock Purchase Contracts and the Stock Purchase Units," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

                                     A-2-2

                                                                       EXHIBIT C

                        OPINION OF PILLSBURY WINTHROP LLP

           (a) The Bank of New York is a banking corporation validly existing under the laws of the State of New York with corporate power and authority to enter into and perform its obligations under the Indenture, Forward Purchase Contract Agreement and Pledge Agreement.

           (b) Each of the Indenture, Forward Purchase Contract Agreement and Pledge Agreement has been duly authorized, executed and delivered by The Bank of New York and constitutes a valid and binding agreement of The Bank of New York enforceable against The Bank of New York in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

                                                                       EXHIBIT D

                          LETTER FROM DELOITTE & TOUCHE
                     DATED AS OF THE DATE OF THIS AGREEMENT

                                                                       EXHIBIT E

E.R. Brooks
Donald M. Carlton
John P. DesBarres
E. Linn Draper
Henry W. Fayne
Robert W. Fri
William R. Howell
Lester A. Hudson, Jr.
Leonard J. Kujawa
Robert P. Powers
Richard L. Sandor
Thomas V. Shockley, III
Donald G. Smith
Linda Gillespie Stuntz
Kathryn D. Sullivan
Susan Tomasky
Joseph H. Vipperman

                                                                       EXHIBIT F

                      AMERICAN ELECTRIC POWER COMPANY, INC.

                                Lock-Up Agreement


                                                                    June 5, 2002

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
      As Representatives of the several Underwriters


Ladies and Gentlemen:

         This letter is being delivered to you in connection with (i) the proposed Underwriting Agreement (the "Equity Units Underwriting Agreement"), between American Electric Power Company, a New York corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of up to 6,900,000 9.25% Equity Units (the "Equity Units") of the Company and (ii) the proposed Underwriting Agreement (the "Common Stock Underwriting Agreement" and together with the Equity Units Underwriting Agreement, the "Underwriting Agreements"), between the Company and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of up to 18,240,000 shares of Common Stock, $6.50 par value (the "Shares") of the Company.

         In order to induce you and the other Underwriters to enter into the Underwriting Agreements, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by the Representatives.

         If for any reason the Underwriting Agreements shall be terminated prior to the Closing Date (as defined in the Underwriting Agreements), the agreement set forth above shall likewise be terminated.

         The undersigned understands that the Company and the Underwriters are relying on this Lock-Up Agreement in proceeding with the offering of the Equity Units and the offering of the shares. The undersigned understands that this Lock-Up Agreement is irrevocable and shall be binding on the undersigned's heirs, legal representatives, successors and assigns.

                                         Yours very truly,

                                         [Signature of officer or director]

                                         [Name of executive officer or director]

                                      F-2